UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2015

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 16, 2014, the Board of Directors of Ashford Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) payable on November 27, 2014, for each outstanding share of common stock, par value $0.01 per share, outstanding on November 27, 2014 to the stockholders of record on that date. Each Right initially entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company, at a price of $275 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated effective November 17, 2014, between the Company and Computershare Trust Company, N.A., as Rights Agent, as described in the Current Report on Form 8-K filed by the Company on November 17, 2014.
The Rights were initially set to expire on March 15, 2015 (the “Final Expiration Date”); however, on February 25, 2015, the Board of Directors of the Company (the "Board") extended the Final Expiration Date until the date of the Company’s annual stockholder meeting, held on May 13, 2015, at which time the stockholders approved a further extension of the Final Expiration Date to February 25, 2018.
ITEM 3.03    MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.
The information set forth in Items 1.01 is incorporated herein by reference.
ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
At the Company’s annual stockholder meeting, held on May 13, 2015, the stockholders of Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the board of directors and require annual elections of directors, to commence at the end of each director’s current term.  This amendment was filed on May 18, 2015 and was effective upon filing and is attached hereto as Exhibit 3.1.
ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
(a) On May 13, 2015, Ashford Inc. (the “Company”) held its Annual Meeting of Stockholders. As of March 10, 2015, the record date for the annual meeting, there were 1,986,851 shares of common stock outstanding and entitled to vote. At the annual meeting, 1,865,529 shares, or approximately 94% of the eligible voting shares, were represented either in person or by proxy.
At the meeting, the stockholders voted on the following items:
1. Proposal 1 - To elect two nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors, with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
John Mauldin	1,453,741	209,721	—
Gerald J. Reihsen, III	1,455,971	207,491	—
2. Proposal 2 - To amend our charter to declassify the board of directors of the Company. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
1,602,549	60,259	654	202,067
3. Proposal 3 - To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2015. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
1,863,591	1,336	602	—

4. Proposal 4 - To extend the term of our shareholder rights plan an additional three years. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
1,123,097	540,102	263	202,067
5. Proposal 5 - To approve an amendment to Ashford Inc.'s Second Amended and Restated Bylaws to require that only stockholders that have owned at least 1% of our outstanding common stock continuously for at least one year may nominate director candidates and propose other business to be considered by our stockholders at an annual meeting of stockholders. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
1,094,874	567,850	738	202,067
ITEM 8.01    OTHER EVENTS
The bylaws of the Company may be amended only by a majority of the Board.  While the proposal to approve an amendment to our bylaws to modify the shareholder proposal process passed at the annual meeting, the Board retains full discretion and authority to amend the bylaws.  At this time, the Board has elected to defer implementation of the proposed Bylaw amendment.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ashford Inc., dated May 18, 2015

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2015

ASHFORD INC.
By: /s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel